Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER MERGING
SAJAN, INC. INTO MATHSTAR, INC.

Pursuant to Section 253 of the General Corporation Law of Delaware, Mathstar, Inc. (“Parent”), a corporation incorporated on the day of June 7, 2005 pursuant to the provisions of the General Corporation Law of the State of Delaware; DOES HEREBY CERTIFY that Parent owns 100% of the capital stock of Sajan, Inc. (“Sub”), a corporation incorporated on February 25, 2010 pursuant to the provisions of the General Corporation Law of the State of Delaware and that Parent, by a resolution of its Board of Directors duly adopted at a meeting held on February 23, 2010, determined to and did merge into itself Sub, which resolution is in the following words to wit:

WHEREAS Mathstar, Inc. lawfully owns 100% of the outstanding stock of Sajan, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware; and

WHEREAS Parent desires to merge into itself Sub by short form statutory merger, and to be possessed of all the estate, property, rights, privileges and franchises of Sub including the corporate name Sajan, Inc.;

NOW, THEREFORE, BE IT RESOLVED, that Parent shall merge into itself Sub and shall assume all of Sub’s liabilities and obligations; and

FURTHER RESOLVED, that any authorized officer of Parent be and he/she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge Sub into Parent and assume Sub’s liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED that Mathstar, Inc. relinquishes its corporate name and assumes in place thereof the name Sajan, Inc.; and

FURTHER RESOLVED, that any executive officer of Parent be and each hereby is authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, Parent (which has no seal) has caused this certificate to be signed by an authorized officer on February 26, 2010.

Mathstar, Inc.

By:	/s/ Shannon Zimmerman
Shannon Zimmerman
Its:	President and Authorized Officer